Exhibit 32.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Karen B. Davis, Executive Vice President and Chief Financial Officer, of Western Refining Logistics, LP (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1.
The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2017
Western Refining Logistics, LP
By: Western Refining Logistics GP, LLC

/s/ Karen B. Davis
Karen B. Davis Executive Vice President and Chief Financial Officer